UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2023

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 12, 2023, Mitek Systems, Inc. (the “Company”) retained Fuad Ahmad, a partner at FLG Partners, LLC (“FLG Partners”), a chief financial officer services and board advisory consulting firm, as the Company’s Interim Chief Financial Officer and, in his capacity as a non-employee consultant, as the Company’s Principal Financial Officer and Principal Accounting Officer while Mitek conducts its ongoing search for a Chief Financial Officer. Mr. Ahmad’s appointment as the Company’s Interim Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer is effective as of February 1, 2023.
Mr. Ahmad has been a partner at FLG Partners since January 2013 and has served as consulting Chief Financial Officer for multiple clients of FLG Partners. Mr. Ahmad has served as the Interim Chief Financial Officer of Vaxart Inc., a biotechnology company focused on the discovery, development, and commercialization of oral recombinant vaccines from May through December 2022. Prior to that Mr. Ahmad served as the Interim Chief Financial Officer of IRIDEX Corporation, an ophthalmic medical technology company focused on the development and commercialization of breakthrough products and procedures used to treat sight-threatening eye conditions and Chargebee Inc., a subscription management/billing automation SaaS platform. From November 2019 to August 2020, Mr. Ahmad served as Interim Chief Financial Officer of Cutera, Inc. Previously, from October 2018 to November 2019, Mr. Ahmad served on an FLG Partners assignment as Chief Financial Officer of Telenav, Inc., a formerly listed enterprise software company focused on connected care and location-based services. From April 2016 to June 2018, Mr. Ahmad served as Chief Financial Officer of Quantum Corporation, a listed company focused on enterprise data storage and software defined storage workflows. From November 2015 to March 2016, Mr. Ahmad served on an FLG Partners assignment for Real Time Innovation, Inc., a private enterprise IoT software company. At Real Time Innovation, Mr. Ahmad served as an advisor to the board of directors and the chief executive officer as the company transitioned the business to subscription pricing. Prior to Real Time Innovation, Mr. Ahmad served on an FLG Partners assignment as Chief Financial Officer for Ensighten, Inc. from February 2013 until November 2015. From June 1996 to April 2012, Mr. Ahmad served in various positions with both public and private companies. Mr. Ahmad received a B.S. in Finance from Brigham Young University.
In connection with retaining Mr. Ahmad as its Interim Chief Financial Officer, the Company entered into a Confidential Consulting Agreement with FLG Partners, effective January 12, 2023 (the “FLG Consulting Agreement”), pursuant to which the Company will pay FLG Partners a rate of $615 per hour for Mr. Ahmad’s services. The FLG Consulting Agreement requires that the Company indemnify Mr. Ahmad and FLG Partners in connection with Mr. Ahmad’s performance of services. The FLG Consulting Agreement has an indefinite term, however, it is subject to termination by either party upon 30 days’ notice.
The foregoing summary of the FLG Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the FLG Consulting Agreement. A copy of the FLG Consulting Agreement will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “Form 10-Q”) or via an amendment to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

January 17, 2023	By:	/s/ Scipio Maximus Carnecchia
Scipio Maximus Carnecchia
Chief Executive Officer

Exhibit Index

Exhibit Number	Description
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)